Exhibit 10.2

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                       OPTICAL FIBER SUPPLY AGREEMENT

          This Optical Fiber Supply Agreement (this "Agreement") is dated as of June 14, 2004 between COMMSCOPE, INC. OF NORTH CAROLINA, a North Carolina corporation, on behalf of itself and its affiliates ("CommScope") and OFS FITEL, LLC, a Delaware limited liability company, on behalf of itself and its subsidiaries ("Supplier").

                            BACKGROUND STATEMENT
                            --------------------

          The parties desire to establish the terms, conditions and procedures pursuant to which Supplier shall agree to supply to CommScope, and CommScope shall agree to purchase from Supplier, certain optical fiber. This Agreement shall be effective as of the date of Amendment No. 2 to the Amended and Restated Memorandum of Understanding dated as of November 15, 2001, as Amended by Amendment No. 1 dated October 9, 2002, by and between
The Furukawa Electric Co., Ltd. ("FEC") and CommScope Optical Technologies, Inc. (as assignee of CommScope, Inc. ("CTV")) on terms acceptable to CTV and FEC (the "MOU Amendment"). Subject to the limitations set forth in this Agreement, CommScope shall have an obligation to offer to purchase at least [*] percent ([*]%) of CommScope's Requirements for the optical fiber products listed in Appendix A (the "Products") from Supplier, and Supplier shall have an obligation to supply CommScope's Requirements on the terms and conditions set forth herein. As used herein, (i) "CommScope's Requirements" means the requirements of [*] for the Products; (ii) "affiliates" of a person means that person's subsidiaries; and (iii) "subsidiaries" of a person means any entity in which that person owns a 50% or greater voting interest.

                                 AGREEMENT
                                 ---------

          Now therefore, the parties hereto agree for themselves, their successors and permitted assignees as follows:

     1.   PURCHASE AND SUPPLY COMMITMENT; PRODUCTS.
          -----------------------------------------

     1.1 During the term of this Agreement and subject to the applicable terms and conditions hereof, CommScope agrees to purchase from Supplier at least [*]% of CommScope's Requirements for Products. During the term of this Agreement and subject to the terms hereof, Supplier agrees to supply CommScope's Requirements for the Products as set forth in CommScope's forecasts and in accordance with CommScope's purchase orders and delivery requirements. CommScope shall have the right to reasonably specify the particular Supplier's facility, FEC's facilities in Japan or FEC's subsidiaries' facilities where the Products are manufactured, and Supplier shall comply with such nomination to the extent that the Products ordered can be manufactured at such specified facility. The terms and conditions of this Agreement shall apply to each sale by Supplier to CommScope of the Products during the term hereof. The parties may add additional products to Appendix A by mutual written agreement, and such additional products shall be considered "Products" hereunder and subject to the terms and conditions hereof.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


     1.2 CommScope shall issue monthly purchase orders at least three (3) business days prior to the beginning of each calendar month. Each CommScope purchase order shall be firm and shall include the quantity and agreed delivery date for the Products. Supplier shall deliver the quantity of the Products ordered, on the agreed delivery date, and in conformity to the Specifications. At least one week prior to the date on which CommScope is required to issue its monthly purchase order, CommScope and Supplier shall discuss in good faith and agree to a delivery date for such monthly purchase order. Supplier agrees to use commercially reasonable efforts to accept CommScope's requested delivery schedule and agrees that the delivery terms it offers with respect to any monthly purchase order will be no less favorable to CommScope than the delivery terms that Supplier is then offering to any other purchaser of comparable quantities of its uncommitted Product capacity. To the extent that CommScope submits firm purchase orders for periods longer than one month, Supplier shall use commercially reasonable efforts to reserve capacity to fill such orders and to deliver in accordance with CommScope's requested delivery schedule. In addition, Supplier agrees to give priority to purchase orders placed by CommScope.

     1.3 The current specifications for the Products are set forth in Appendix B (the "Specifications"). The Specifications may be amended from time to time upon the mutual written agreement of the parties. Upon sixty
(60) days' prior written notice to CommScope, Supplier may make changes in the Specifications and the Products (i) that, under normal and proper use, do not impact the form, fit or function of the Products or (ii) when required for the purposes of ensuring safety. Supplier shall not otherwise make any material change in the Specifications, raw materials or manufacturing processes used to produce the Products without CommScope's express written consent to such change.

     1.4 CommScope represents and warrants to Supplier that CommScope has all requisite power and authority to enter into this Agreement and to carry out all of its obligations hereunder. Supplier represents and warrants to CommScope that Supplier has all requisite power and authority to enter into this Agreement and to carry out all of its obligations hereunder.

     1.5  [*].

     1.6 CommScope shall maintain accurate and complete records of the volumes and uses of Products, and products that are substantially similar to the Products, from any source and shall permit Supplier or Supplier's auditors (as long as they agree to the confidentiality provisions of SECTION 15), at Supplier's expense, to examine and audit those records and all supporting records at all reasonable times (but no more than once every six months) only in order for Supplier to determine whether CommScope is in compliance with its purchase obligations hereunder. However, if the audit shows that CommScope has not complied with its purchase obligations as part of this Agreement, then the auditor expenses shall be part of Supplier's damages.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     2. TERM. The initial term of this Agreement is four (4) years, commencing on the date hereof. Upon expiration of the initial term, this Agreement shall automatically renew for successive one (1) year renewal terms (or any other mutually acceptable renewal term), unless either party gives notice of nonrenewal and/or a request to renegotiate to the other party pursuant to SECTION 20 at least ninety (90) days prior to the expiration of the then current term or any renewal term.

     3.   FORECASTS AND EXCEPTIONS.
          -------------------------

     3.1 CommScope shall provide Supplier with a rolling monthly forecast of CommScope's Product requirements for each of the immediately succeeding three (3) months. Forecasts shall be provided no later than two (2) weeks prior to the beginning of such three-month period. Such forecasts shall represent CommScope's reasonably anticipated needs during the specified period, but shall not be a binding commitment to purchase Products by CommScope; provided that the first month of such forecast shall be binding on CommScope and Supplier and shall constitute the basis for CommScope placing a firm purchase order for such month in accordance with the terms of this Agreement.

     3.2 Subject to the terms hereof, Supplier shall be the primary supplier to CommScope of the Product. Notwithstanding any other provision of this Agreement, during the term of this Agreement, CommScope shall have no obligation to include within its forecast or to purchase from Supplier, and upon notice to Supplier of its intent and reason for doing so, CommScope may freely purchase from third parties: [*].

     4.   PRICING.
          --------

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     4.1 Initial prices for the Products shall be determined in accordance with Appendix A attached hereto and incorporated herein. [*].

     4.2  [*].

     4.3 CommScope may request Supplier to consider project-specific pricing for any CommScope project that reasonably requires a different pricing arrangement for the Products. Supplier shall consider any such request in good faith and shall work cooperatively with CommScope in seeking to negotiate a mutually acceptable pricing arrangement for any such project.

     5. SHIPMENT TERMS. Shipment terms shall be FOB Supplier's facility in the United States or the United States port of entry for Products manufactured abroad.

     6. PAYMENT TERMS. Payment shall be due within thirty (30) days from CommScope's receipt of Supplier's invoice. Payment shall be made by any payment method approved by both parties to an account designated by Supplier. Delinquent payments are subject to an interest charge at the rate of one percent (1%) per month, or portion thereof (but not to exceed the maximum lawful rate). Each shipment shall constitute an independent transaction, and CommScope shall pay for same in accordance with these payment terms.

     7. ORDER TERMS. All purchase orders for Products (a form of which shall be mutually agreed upon by the parties) submitted by CommScope and accepted by Supplier on or after the date hereof are subject to this Agreement and shall be deemed to incorporate the terms

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and conditions of this Agreement. Any terms of any forecast, purchase order, order confirmation, invoice or acknowledgment that are inconsistent with the terms of this Agreement shall not be effective. Any terms of any forecast, purchase order, order confirmation, invoice or acknowledgment of either party that are in addition to the terms of this Agreement shall only be effective if accepted by the other party in writing.

     8.   APPROVED SUPPLIER STATUS.
          -------------------------

     8.1 In order to maintain its designation as an "approved supplier" of CommScope, Supplier shall maintain a 99.85% quality acceptance level for each of the Products (i.e., furnish Products that meet CommScope's raw material and cable specifications and are not subject to rejection). CommScope shall calculate Supplier's quality acceptance level monthly in accordance with CommScope's established procedures and shall notify Supplier of the result. CommScope's determination shall be conclusive. In the event Supplier is below 99.85% acceptance on an aggregate basis for any of the Products in any period of three (3) consecutive months, Supplier shall be placed on a quality alert status. In the event Supplier is below 99.85% acceptance on an aggregate basis for any of the Products in any period of six (6) consecutive months, then Supplier shall lose its designation as an "approved supplier" of CommScope. In that event, Supplier would be placed on experimental status until reapproval could be established by CommScope's Materials Engineering, Quality Assurance, and Purchasing Divisions.

     8.2 To maintain approved supplier status, Supplier must provide a corrective action program that is capable of resolving quality problem issues in a manner reasonably acceptable to CommScope. The corrective action program should be practical and capable of identifying a problem and defining measurable correction to the non-conformity. The corrective action taken will be audited periodically at Supplier's facility in connection with CommScope's Supplier Quality Audit.

     8.3 Supplier shall maintain appropriate records regarding Product testing, evaluation and quality compliance, and shall furnish such records promptly to CommScope at CommScope's request. Supplier personnel shall meet quarterly with CommScope personnel to discuss appropriate issues related to Product quality.

     9. TECHNICAL SUPPORT. During the term hereof, Supplier shall furnish such technical support services to CommScope in connection with the Products sold hereunder, as well as fiber optical cable incorporating the Products and/or any other products purchased from Supplier, as CommScope reasonably requests including, without limitation: (a) technical and quality reviews at least quarterly, which shall be at Supplier's expense and (b) on-site support for CommScope's engineers as requested by CommScope on a reasonable frequency, which shall be at CommScope's expense unless otherwise agreed by the parties.

     10. SALES SUPPORT. During the term hereof, Supplier shall cause its fiber sales personnel to participate with CommScope on sales calls relating to optical fiber cable produced using the Products, as reasonably requested by CommScope. Any expenses of Supplier's fiber sales personnel shall be paid by Supplier.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     11. INVENTORY. Supplier shall maintain an inventory of at least forty-eight (48) hours of forecasted Product (determined by prorating a prorated basis of the most recent valid three month forecast from SECTION 3.1) that can be delivered to CommScope within twenty-four (24) hours of CommScope's request.

     12.  WARRANTY.
          ---------

     12.1 WARRANTY AND WARRANTY PERIOD. Supplier warrants that the Products shall comply with the Specifications and shall otherwise be free from defects in design, materials and workmanship for a period of twelve (12) months as of the date of delivery.

     12.2 CREDITS AND REPLACEMENT. If any Product is found to breach any of the warranties set forth above, Supplier shall give CommScope a credit for the original purchase price of such Product or shall replace the defective or non-conforming Product with new Product that conforms to the Specifications and is free from defects in design, materials and workmanship, at no additional cost to CommScope, delivered to the same CommScope manufacturing facility as that of the original shipment. All such replacement Products shall be warranted for a full warranty period. This warranty does not cover the replacement of any Product that CommScope has processed into fiber optic cable.

     12.3 NOTICE. In order for the foregoing warranty to be effective, CommScope must notify Supplier within a reasonable time (but in any event not later than seven (7) days from the end of the warranty period) of any defects referred to in SECTION 12.1 hereof.

     12.4 DISCLAIMER. EXCEPT AS SET FORTH IN THIS SECTION 12, SUPPLIER, ITS SUBSIDIARIES AND THEIR RESPECTIVE AFFILIATES, SUBCONTRACTORS AND SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS WELL AS OTHER IMPLIED WARRANTIES, IN LAW OR EQUITY. COMMSCOPE'S SOLE AND EXCLUSIVE REMEDY SHALL BE SUPPLIER'S OBLIGATION TO REPLACE OR CREDIT AS SET FORTH ABOVE.

     13. INDEMNITY. Supplier agrees that it shall, at its own expense and to the extent hereafter stated, indemnify, defend and hold CommScope harmless in any dispute, suit or proceeding (including any claim for temporary or permanent injunctive relief) insofar as the same is based on a claim that the manufacture, use or sale of any Product furnished hereunder infringes any United States or foreign patent or other intellectual property right of any person anywhere in the world. CommScope shall give Supplier prompt notice of any such dispute, suit or proceeding and shall permit Supplier through its counsel to defend the same. CommScope shall cooperate with Supplier in such defense or settlement negotiations and shall provide Supplier with any reasonably requested information and assistance, at Supplier's sole expense. Unless Supplier does not defend any such suit or proceeding after being given reasonable notice of and opportunity to defend the same, CommScope shall not make any admission of infringement or settle the suit or proceeding without Supplier's consent.

     If the manufacture, use (other than in a system subject to separate intellectual property protection) or sale of any Product is held in such suit to constitute infringement, or if the

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

manufacture, use or sale of any Product is enjoined, Supplier shall, at its own expense and option: (a) secure for CommScope the royalty-free right to continue to use and sell the Product; (b) replace the same with non-infringing Product that complies with the Specifications; (c) modify such Product so that it becomes non-infringing, so long as the Product continues to comply with the Specifications and remains suitable for use by CommScope; or (d) remove said Product and refund the purchase price.

     Notwithstanding anything to the contrary above, Supplier has no obligation regarding any claim based on any of the following:

          (a) infringement resulting from CommScope's use of the Product other than for the production of fiber optic cable; or

          (b) infringement resulting wholly from any addition to or change in the Product that is made by CommScope after delivery by Supplier.

     14.  LIMITATION OF LIABILITY.
          ------------------------

     14.1 EXCLUSION OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE (WHICH SHALL INCLUDE ANY LOSS OF PROFIT OR REVENUE, ANY LOSS OF GOODWILL, ANY LOSS OF BUSINESS OPPORTUNITY, OF ANY NATURE OR KIND, HOWEVER ARISING, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, EVEN IF SUCH PARTY IS DEEMED TO BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES). THE LIMITATIONS SET FORTH IN THIS SECTION 14.1 SHALL NOT APPLY TO THE INDEMNITIES SET FORTH IN
SECTION 13. FURTHERMORE, TO REMOVE ANY DOUBT, SUPPLIER'S LOST PROFITS OR REVENUES RESULTING FROM A BREACH BY COMMSCOPE OF ITS PURCHASE OBLIGATIONS HEREUNDER SHALL BE CONSIDERED TO BE PART OF SUPPLIER'S DIRECT DAMAGES.

     14.2 LIMITATION VALID IN ALL EVENTS. Each party acknowledges that rights may be conferred upon it or obligations imposed upon it by the laws governing this Agreement that cannot be excluded by agreement between the parties. To the extent that such laws are applicable, the terms of this Agreement shall be read subject to such laws and the parties hereby acknowledge that each party expressly limits its liability under any such laws to the maximum extent permitted.

     15. CONFIDENTIAL INFORMATION. The parties agree (and agree to cause their representatives and agents) not to disclose to any third party (but specifically excluding any direct affiliates of the parties) the terms and conditions of this Agreement, and not to disclose to any third party (but specifically excluding any direct affiliates of the parties) and not to use, except for the purpose of this Agreement, any technical or commercial information of a confidential or proprietary nature learned from the other party in the course of this Agreement ("Confidential Information") unless such information was already lawfully known by the receiving party at the time of receipt, was or becomes publicly known through no breach of this

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreement, is subsequently rightfully disclosed to the receiving party by a third party without any duty of confidentiality, is subsequently developed by the receiving party independently of any disclosure by the disclosing party or is approved for public release by the disclosing party. Notwithstanding the foregoing, a party may disclose any Confidential Information of the other if required by law or judicial process; provided, the party subject to such law or process notifies the other party and reasonably cooperates, at the other party's expense, in efforts to prevent or limit such disclosure. All such Confidential Information shall be returned to the disclosing party at its request upon termination of this Agreement. This provision shall survive any termination of this Agreement and shall continue with respect to any Confidential Information except as permitted to be disclosed in accordance with the exceptions listed above.

     16.  TERMINATION.
          ------------

     16.1 Either party shall have the right to terminate this Agreement effective upon written notice to the other party in any of the following events:

          (a) if the other party fails to perform any of its material obligations under this Agreement, which failure is not cured within thirty
(30) days following written notice of such failure from the terminating party, describing in reasonable detail the circumstances giving rise to such failure. Such failure could include, by example and without limitation, Supplier's failure to deliver Products on time at least [*] percent ([*]%) of the time in any period of three (3) consecutive months in accordance with CommScope's delivery requirements, and CommScope's failure to pay any amount due to Supplier pursuant to the terms hereof; or

          (b) if the other party suspends its business operations or becomes bankrupt or admits in writing its inability to pay its debts as they fall due, or if a receiver or similar official is appointed for all or substantially all of its assets; or

          (c) the MOU Amendment has not been executed, and the closing of the transactions contemplated by Section 5.6 of the MOU as amended by the MOU Amendment have not occurred by July 15, 2004.

     16.2 CommScope may terminate this Agreement effective immediately upon written notice to Supplier:

          (a) upon Supplier's failure to maintain a quality acceptance level for each Product in excess of an aggregate of 99.85% in any period of six (6) consecutive months;

          (b) upon an Event of Default (as defined in the OFS Credit Agreement) by OFS BrightWave, LLC ("OFS BrightWave") under the Revolving Credit Agreement dated November 16, 2001, between CommScope Optical Technologies, Inc., and OFS BrightWave (as amended, the "OFS Credit Agreement");

          (c) if FEC transfers, directly or indirectly, all or substantially all of its membership interests in or the assets of OFS BrightWave to any person other than a direct or indirect subsidiary of FEC; or

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* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION
PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (d) if Furukawa Electric North America, Inc. or any subsidiary of FEC that owns membership interests in OFS BrightWave files for bankruptcy or admits in writing its inability to pay its debts as they fall due.

     17. DISPUTE RESOLUTION. The parties agree to use all reasonable efforts to resolve between themselves any dispute, controversy or claim arising out of or relating to this Agreement. In particular the parties agree that discussions will be carried out between senior level officers of the parties within a maximum of sixty (60) days from the date that written notice of the details of the issue in dispute, controversy or claim shall have been given by one party to the other.

     In the event the efforts and discussions described in the preceding paragraph fail to resolve the matter, such dispute, controversy or claim shall be settled by arbitration in accordance with the commercial arbitration rules and procedures of the American Arbitration Association, and such arbitration shall be held in Atlanta, Georgia. The decision of the arbitrator(s) shall be final and binding upon the parties. Any award rendered in such arbitration may be enforced by either party in any federal or state court of Georgia or any other federal or state court of competent jurisdiction. Any judgment issued hereunder shall itemize damages and shall not award damages in a way that is inconsistent with SECTION 14 hereof.

     18. FORCE MAJEURE. Neither party shall be responsible or liable for any delay or failure to deliver or purchase any and all quantities agreed, if such delay or failure is caused by an event beyond the reasonable control of the party such as: act of God, fire, flood, war, terrorism, insurrection, riot, labor dispute or action of any government agency, provided that this SECTION 18 shall not relieve the obligation of either party to make a payment hereunder.

     19. COMPLIANCE WITH EXPORT REQUIREMENTS. CommScope represents to Supplier that it will not sell or transfer cable incorporating any Product purchased by it hereunder in violation of any U.S. export control law. Supplier represents to CommScope that it will not sell or transfer any Product sold by it hereunder in violation of any U.S. export control law.

     20. NOTICE. Unless specifically provided otherwise in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sent (i) by certified or registered mail, return receipt requested, (ii) by hand delivery, (iii) by facsimile or (iv) by nationally recognized overnight delivery service, and in each case shall be addressed as follows:

          If sent to Supplier:

          OFS Fitel, LLC
          2000 Northeast Parkway
          Norcross, Georgia  30071
          Attention:  Allisha Rochester
          Facsimile:  (770) 798-4588

          With a copy to:

          Masuda & Ejiri

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* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION
PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          152 West 57th Street, 37th Floor
          New York, New York  10019-3310
          Attention: Junji Masuda
          Facsimile: (212) 957-3939

          If sent to CommScope:

          CommScope, Inc. of North Carolina
          P.O. Box 879
          Claremont, NC 28610
          Attn: J. Carson Cato, Vice President, Global Procurement
          Facsimile: (828) 459-5095

          With a copy to:

          CommScope, Inc. of North Carolina
          1100 CommScope Place, SE
          Hickory, NC 28602
          Attn:  Frank B. Wyatt, II, Senior Vice President,
                 General Counsel & Secretary
          Facsimile: (828) 431-2520

or at such other addresses as CommScope and Supplier may designate in writing. Notice shall be deemed given on the day the return receipt is signed or presented for signature, on the date delivered if delivered by hand delivery, or upon confirmation of receipt.

     21. SEVERABILITY. In the event that any court or governmental body having jurisdiction over the parties to this Agreement determines any provision of this Agreement to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall not be affected and the rights and obligations of the parties shall be construed as if the Agreement did not contain the provision held to be invalid, illegal or unenforceable, unless such invalid, illegal or unenforceable provision was a material term of this Agreement in which case the parties will attempt to negotiate a valid replacement provision failing which the party who is materially adversely affected may terminate this Agreement.

     22. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall be binding on the permitted successors and assigns of the parties hereto. Any attempted assignment by either party in contravention of the foregoing shall be void.

     23. MODIFICATION OF AGREEMENT; ENTIRE AGREEMENT. Except as herein otherwise provided, the provisions of this Agreement shall not be extended, varied, changed, modified or supplemented without the written consent of both parties, given by an authorized officer. There are no terms, conditions, representations or understandings governing the rights or obligations of the parties with respect to the subject matter hereof except as set forth herein. This Agreement replaces and supersedes all previous agreements, term sheets or proposals, written or oral, between the parties relating to the supply of Products from Supplier to CommScope.

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* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION
PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     24. GOVERNING LAW; JURISDICTION. This Agreement shall expressly not be governed by The United Nations Convention for Contracts for the International Sale of Goods. The laws of New York, notwithstanding its conflict of law rules, shall govern this Agreement, which shall be construed accordingly. Subject to SECTION 17, the parties hereby agree to submit themselves (personal or otherwise) to the jurisdiction and venue of the courts of Georgia and the American Arbitration Association in Atlanta, Georgia.

     25. HEADINGS. The headings used in this Agreement are for the convenience of the parties only, and shall not be considered in interpreting or applying the provisions of this Agreement.

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* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION
PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized officers as of the date first set forth above.

                                          COMMSCOPE, INC. OF NORTH CAROLINA

                                          By:    /s/ J. Carson Cato
                                                 ------------------------------
                                          Name:  J. Carson Cato
                                          Title: Vice President

ATTEST:

By:     /s/ Frank B. Wyatt, II
        -----------------------------
        Secretary

(Corporate Seal)

                                          OFS FITEL, LLC

                                          By:    /s/ Kiyoshi Takeuchi
                                                 ------------------------------
                                          Name:  Kiyoshi Takeuchi
                                          Title: Chairman/CEO

ATTEST:

By:     /s/ Carl R. Johnston
        --------------------
        Secretary

(Corporate Seal)

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* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION
PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 APPENDIX A

                          PRODUCT LIST AND PRICES

                                    [*]

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* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION
PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 APPENDIX B

                               SPECIFICATIONS

                                    [*]